Exhibit 77(q)(1)

(a)(1)    Amendment No. 23 to the Trust instrument to add ING Floating Rate Fund as a new series - Filed herein.

(e)(1)    Amended Schedule A dated August 2010 to the Sub-Advisory Agreement dated August 1, 2003 between ING Investments, LLC and ING Investment Management Co. – previously filed as an Exhibit to the Post-Effective Amendment No. 48 to the Registrant’s Registration Statement on Form N-1A filed on August 13, 2010 and incorporated herein by reference.